SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549





                            FORM 8-K
                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        December 23, 1996




                Phoenix Information Systems Corp.
     (exact name of registrant as specified in its charter)



Delaware                      0-26532             13-3337797
---------------               -----------         -------------------
(State or other               (Commission         (IRS Employee
jurisdiction                  File No.)           Identification No.)
of incorporation)


100 Second Avenue South, Suite 1100,
St. Petersburg, Florida                        33701
----------------------------------------------------------------------
(Address of principal executive offices)       (Zip code)


Registrant's telephone no., including area code: (813) 894-8021






                   TOTAL NUMBER OF PAGES:  34

Item 2.  Acquisition or Disposition of Assets

          On December 23, 1996, the Registrant acquired for $7,500,000 a 25% interest in American Aviation Limited ("American Aviation"), through the exercise of an option. American Aviation is a company owned by affiliates of Quantum Industrial Holdings Ltd., George Soros and Purnendu Chatterjee. American Aviation's primary asset is a 25% interest in China Hainan Airlines ("China Hainan"), which it purchased for $25,000,000 in December 1995.

          The acquisition of the interest in American Aviation was financed by the sale to S-C Phoenix Partners ("S-C"), one of the Registrant's major shareholders, of 833,333 shares of the Registrant's Series C Convertible Preferred Stock ("Series C Shares") for $15,000,000. S-C is an investment partnership comprised of affiliates of Quantum Industrial Holdings Ltd., George Soros and Purnendu Chatterjee. W. James Peet, a director of the Registrant, is a non-managing member of S-C Phoenix Holdings, L.L.C. ("Holdings"), as respects its investment in the Registrant. Holdings is a general partner of S-C.

          From the date of issue until January 1, 2003, the Series C Shares will accrue cumulative quarterly dividends of
0.0247935 additional Series C Shares for each Series C Share outstanding and each dividend previously accrued on such Share. The Series C Shares will also participate, on an as converted basis, with the common stock, par value $.01 per share, of the Registrant ("Common Stock") in dividends declared and paid on the Common Stock.

          Each Series C Share may be converted at any time at the option of the holder into ten shares of Common Stock of the Company and will be automatically converted on the date after June 23, 1997, on which the market price of the Common Stock shall be at least $3.60 per share for ten consecutive trading days. Immediately prior to any conversion, the Series C Shares shall receive all dividends which have accrued or would have accrued from the date of issuance through January 1, 2003, regardless of whether such conversion shall occur prior to such date. The Series C Shares also have certain liquidation preferences, the right to consent to certain transactions and the same voting rights, on an as fully converted basis, applicable to the Common Stock. S-C has certain demand and piggyback registration rights with respect to the Common Stock it owns in the Company. Such registration rights apply to Common Stock issued upon conversion of the Series C Shares.

Item 7.  Financial Statements and Exhibits

          (a) and (b). It is impracticable to provide the required financial statements and pro forma financial information of American Aviation at this time. The Registrant shall file the required financial statements and pro forma financial information as soon as practicable, but not later than 75 days after the date of this Current Report on Form 8-K.

          (c)  Exhibits

               1.   Series C Convertible Stock Purchase
                    Agreement, dated December 23, 1996, between the Registrant and S-C.

               2.   Registration Rights Agreement, dated December
                    23, 1996, between the Registrant and S-C.

               3. Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Registrant, filed with the Secretary of State of Delaware on December 23, 1996.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              PHOENIX INFORMATION SYSTEMS CORP.
                              (Registrant)



Date:  January 7, 1997        /s/ Leonard Ostfeld
                              ---------------------------------
                              Leonard Ostfeld
                              Chief Financial Officer